INDEPENDENT AUDITORS' CONSENT


Marsh & McLennan Companies, Inc.:

     We consent to the incorporation by reference in this registration statement of Marsh & McLennan Companies, Inc. on Form S-8 of our reports dated February 25, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31,
1993.



DELOITTE & TOUCHE



New York, New York
June  29, 1994